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                                                                  Exhibit 3.27.4

                                  AMENDMENT TO
                            CERTIFICATE OF FORMATION
                                       OF
                       OFFSHORE TELEVISION COMPANY, L.L.C.

         Offshore Television Company, L.L.C., a limited liability company organized under the Delaware Limited Liability Company Act (the "Act"), for the purpose of amending its Certificate of Formation filed with the office of the Secretary of State of Delaware on February 15, 1996, hereby certifies that effective March 21, 1996 its Certificate of Formation is amended to read as follows:

            The name of the Company is Ocean State Television, L.L.C.

         IN WITNESS WHEREOF, this Amendment to the Certificate of Formation has been duly executed as of the 21st day of March, 1996.


                                           Ocean State Television, L.L.C.



                                           By:
                                                --------------------------------
                                                Michael D. Basile, Esq.
                                                Authorized Person